EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-89317, 333-86809, 333-89319, and 333-106603 on Form S-3 and Registration Statement Nos. 33-51744, 33-65239, 333-12189, 333-62187, 333-84219, 333-38884, 333-68760, 333-68762, 333-110948, 333-100254, and 333-100255 on Form S-8 of our report on the consolidated financial statements and financial statement schedule of MSC.Software Corporation and subsidiaries (the “Company”) dated June 9, 2006 (which report expresses an unqualified opinion) and of our report on internal control over financial reporting of MSC.Software Corporation dated June 9, 2006 (which report expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Annual Report of Form 10-K of MSC.Software Corporation for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Costa Mesa, California

June 9, 2006